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                                    EXHIBIT 1

          ANNOUNCEMENT REGARDING CHANGE IN HOLDING OF MAJOR STOCKHOLDER

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                             (English Translation)

                                                               February 20, 2006

To whom it may concern:

                                 WACOAL HOLDINGS CORP.
                                 Yoshikata Tsukamoto, Representative Director
                                 (Code Number: 3591)
                                 (Tokyo Stock Exchange, First Section)
                                 (Osaka Securities Exchange, First Section)
                                 Ikuo Otani, General Manager, Corporate Planning (Telephone: 075-682-1010)


          Announcement Regarding Change in Holding of Major Stockholder
          -------------------------------------------------------------

     We hereby announce the following change in the holding of one of our major stockholders as of February 15, 2006.

1.   Background to the change:

          We became aware of the change upon receiving a Report on Change to the Report of Major Stockholding on February 15, 2006 filed by the relevant major stockholder.

2.   Name and other information concerning the relevant stockholder:

     (1) Name:      NWQ Investment Management Company

     (2) Address:   2049 Century Park East, 16th Floor
                    Los Angeles, California 90067
                    United States of America

3. The number of shares (number of voting rights) held by such stockholder and the ratio to the number of voting rights of all stockholders:

---------------------------------------------------------------------------------------------------
                                                      Ratio to the number             Ranking among
                           Number of shares           of voting rights of              our largest
                         (voting rights) held          all stockholders(2)             stockholders
---------------------------------------------------------------------------------------------------

Prior to the change          13,916,681(1)                  9.71%(1)                      First
                               (13,916)(1)
---------------------------------------------------------------------------------------------------
After the change             15,518,741(1)                 10.83%(1)                      First
                               (15,518)(1)
---------------------------------------------------------------------------------------------------


     1. It was reported that the above-mentioned major stockholder substantially holds 12,853 voting rights (the ratio to the number of voting rights of all stockholders of which is 8.97%) out of all the voting rights held by such stockholder prior to the change (i.e., 13,916 voting rights) and 14,448 voting rights (the ratio to the number of voting rights of all stockholders of which is 10.09%) out of all the voting rights held by such stockholder after the change (i.e., 15,518 voting rights) through ADRs (American Depositary Receipts) issued by our company, and that the nominal holder

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          of such voting rights registered in our shareholders' register is Hero and Company, a nominee of The Bank of New York, which is the depositary bank for our company's ADRs.

          Please note that the number of shares (number of voting rights) held by Hero and Company and the ratio to the number of voting rights of all stockholders as of September 30, 2005 are as follows:

            Number of shares (Number of voting rights) held: 15,157,880 (15,157) Ratio to the number of voting rights of all stockholders: 10.58%

     2. The number of shares without voting rights, which are deducted from the total number of issued and outstanding shares: 756,685 shares

            The total number of issued and outstanding shares as of September 30, 2005: 144,016,685 shares

4.   Date of confirmation of the above-mentioned change: February 15, 2006

5.   Forecast of future operations:

          We expect no impact by the above-mentioned change on the forecast of our business results or other matters.

                                                                         - End -

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